Exhibit 99.1

Casa Systems Reports Second Quarter 2023 Financial Results

Second Quarter Revenue Increases 28% Over Prior Quarter

Cable Revenue Improves by 79% From Prior Quarter

Working Capital Position Substantially Improves

Current Deferred Revenue Position Up $22 Million Since Year End

Successfully Refinanced Term Loan B in June 2023

Positive Q2 Operating Cash Flow Results of $4.4 Million

Revises Revenue Guidance to $265M - $290M; Reiterates Full Year Net Adjusted EBITDA Profitability Goal

Andover, Mass. – August 8, 2023 – Casa Systems, Inc. (Nasdaq: CASA), a leading provider of cloud-native software and physical broadband technology solutions for access, cable, and cloud, today reported its financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Financial & Operational Highlights

•
Revenue of $58.0 million
•
GAAP net loss of $(51.1) million, including severance charges of approximately $2.2 million and approximately $29.0 million of non-cash charges related to successful debt refinancing in June
•
Non-GAAP net loss of $(24.9) million
•
GAAP net loss per fully diluted share of $(0.53)
•
Non-GAAP net loss per fully diluted share of $(0.26)
•
Adjusted EBITDA of $(10.3) million
•
Cash, cash equivalents and restricted cash of $65.9 million at quarter end
•
Amended and extended Term Loan B maturity date to December 2027
•
Michael Glickman identified as new President and Chief Executive Officer

“I am thrilled to join Casa Systems as the new President and Chief Executive Officer at this pivotal moment for the Company. The potential that lies ahead for Casa is immense and rooted in our ability to uniquely exploit the global market demand for cloud-based virtualized network functions, including virtual CMTS, vCCAP, and 5G Core and MEC. With Casa’s great technology and differentiated, proven product portfolio, I am honored to lead this organization forward into its exciting new chapter," said Michael Glickman. “Throughout my career, I have always been passionate about the intersection of large and rapidly growing market segments, disruptive technology, and efficient global distribution strategies to capitalize on market opportunities. I look forward to leading Casa Systems’ future success by building upon our distribution strategy and capacity and delivering our innovative solutions efficiently to the market while also addressing the evolving needs of our global customers and starting to achieve sustainable growth and profitability in the long term."

Edward Durkin, Chief Financial Officer said, “I would first like to welcome Michael to the Casa Systems family. We believe his accomplished background and considerable talents make him the perfect person to lead the Company forward as our new President and CEO. Related to the quarter, during Q2, we achieved a 28% increase in revenue from the prior quarter, which was driven by a 79% increase in our cable business and a 10% increase in our access business, despite substantial deferred revenue related to 2022 and 2023 billings for our 5G software contract with Verizon based on the timing of formal software acceptance, which was received after quarter end, in early July. In addition to this top-line growth, we achieved operating cash flow positive results for the quarter, and in mid-June, we announced the successful completion of the refinancing of approximately 98% of our Term Loan B debt, which will now mature in December 2027. As part of this transaction, we used $40 million of cash on hand to reduce our outstanding debt principal balance, as we continued with our plan to further de-lever, as previously announced, and our working capital position at June 30, 2023 substantially improved versus March 31, 2023 and December 31, 2022. Over the past three quarters, we have paid down over $90 million of our debt, and we remain focused on further reducing our debt while continuing to invest in key strategic areas as we work to return to top-line growth and attain our annual Net Adjusted EBITDA profitability goals.”

Mr. Durkin continued, “Like many companies who address the market segments we serve, we are modestly reducing our 2023 revenue guidance to a new range of $265 million to $290 million. That said, I am pleased to reiterate our 2023 positive Net Adjusted EBITDA guidance for the year as earlier provided in March 2023. I would also like to highlight that despite our GAAP net loss in the quarter, which includes approximately $29.0 million of non-cash charges related to our successful debt refinancing, we delivered $4.4 million of positive operating cash flow in the quarter as a result of our strong billings, excellent receivable collections and our reduced cost structure.”

2023 Financial Outlook and Current Guidance

For the fiscal year 2023, the Company currently expects:

•
Revenue between $265 million and $290 million
•
Positive Net Adjusted EBITDA for the year

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss its financial results for the second quarter ended June 30, 2023, and its business outlook at 5:00 p.m. Eastern Time today, August 8, 2023. The conference call can be heard via webcast in the investor relations section of its website at http://investors.casa-systems.com, or by dialing 1-800-267-6316 in the United States or 1-203-518-9814 from international locations with Conference ID “CASA”. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of Casa Systems’ website for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “are optimistic,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) our ability to fulfill our customers’ orders due to supply chain delays, access to key commodities or technologies or events that impact our manufacturers or their suppliers; (2) our ability to anticipate technological shifts; (3) our ability to generate positive returns on our research and development; (4) changes in the rate at which communications service providers, or CSPs, deploy and invest in ultra-broadband network capabilities; (5) the lack of predictability of revenue due to lengthy sales cycles and the volatility in capital expenditure budgets of CSPs; (6) our ability to return to operating profitability in the future; (7) the sufficiency of our cash resources and needs for additional financing; (8) our ability to comply with all covenants, agreements and conditions under our credit facility; (9) our ability to further penetrate our existing customer base and obtain new customers; (10) the amount and timing of operating costs and capital expenditures related to the operation and expansion of our business; (11) our ability to successfully expand our business domestically and internationally, including our ability to maintain the synergies we have realized from our acquisition of NetComm Wireless Pty Ltd.; (12) increases or decreases in our expenses caused by fluctuations in foreign currency exchange rates and interest rates; and (13) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (the “SEC”), including our most recent Quarterly Report on Form 10-Q and our most recent Annual Report on Form 10-K, which are on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net loss as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, amortization of acquired intangible assets, which are non-cash charges; the impact of severance and restructuring charges; the loss on extinguishment of debt incurred as part of our term loan refinancing, as it is a significant non-cash charge; and the tax effect on these excluded items. We believe that excluding amortization expense of acquired intangible assets results in more useful disclosure to investors and others as it is a significant non-cash charge related to an event that is generally infrequent based on our historical activities. We further note that while amortization of acquired intangible assets is excluded from the measures, the revenue of the acquired company is reflected in the measures and the acquired assets contribute to revenue generation. We believe that excluding severance and restructuring charges and the loss on extinguishment of debt results in more useful disclosure to investors and others as they are significant one-time non-recurring charges. The tax effect of the excluded items was calculated based on specific calculations of each item’s effect on the tax provision. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income per share as diluted loss per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense; amortization of acquired intangible assets; severance and restructuring charges; the loss on extinguishment of debt; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that, by excluding the impact of these expenses, adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash (used in) provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property, equipment and software licenses, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and to make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results and enhance the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•
each of non-GAAP net income, non-GAAP diluted net income per share, and adjusted EBITDA exclude stock-based compensation expense and amortization of acquired intangible assets because they have recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•
each of non-GAAP net income, non-GAAP diluted net income per share, and adjusted EBITDA exclude severance and restructuring charges and the loss on extinguishment of debt because they are one-time, non-recurring charges, although they are included in our operating expenses;

•
adjusted EBITDA excludes depreciation and amortization expense, and although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•
adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us;

•
adjusted EBITDA does not reflect foreign currency transaction gains and losses, which are reflected in other income (expense), net;

•
adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•
free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•
free cash flow may not represent the total increase or decrease in cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•
other companies, including companies in our industry, may not use or report non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.” We are not able to provide a reconciliation of non-GAAP adjusted EBITDA guidance for future periods to net loss, the comparable GAAP measure, because certain items that are excluded from non-GAAP adjusted EBITDA cannot be reasonably predicted or are not in our control, and these items could significantly impact, either individually or in the aggregate, net income or loss in the future.

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa Systems creates disruptive architectures built specifically to meet the needs of service provider networks. Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximize revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa Systems serves over 475 Tier 1 and regional communications service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:

IR Contacts

Dennis Daly

Casa Systems

978-688-6706 ext. 6310

investorrelations@casa-systems.com

or

Jackie Marcus or Josh Carroll

Alpha IR Group

617-466-9257

investorrelations@casa-systems.com

Source: Casa Systems

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$58,003	$70,836	$103,300	$135,235
Cost of revenue	34,187	44,201	61,329	81,921
Gross profit	23,816	26,635	41,971	53,314
Operating expenses:
Research and development	19,986	22,813	40,826	45,486
Selling, general and administrative	20,985	21,970	45,442	44,299
Total operating expenses	40,971	44,783	86,268	89,785
Loss from operations	(17,155)	(18,148)	(44,297)	(36,471)
Other income (expense):
Interest income	853	274	1,819	308
Interest expense	(5,976)	(3,820)	(11,184)	(7,508)
Loss on extinguishment of debt	(28,955)	—	(28,822)	—
Loss on foreign currency, net	680	816	388	543
Other income, net	577	161	610	179
Total other expense, net	(32,821)	(2,569)	(37,189)	(6,478)
Loss before provision for (benefit from) income taxes	(49,976)	(20,717)	(81,486)	(42,949)
Provision for (benefit from) income taxes	1,160	(4,020)	1,308	6,332
Net loss	$(51,136)	$(16,697)	$(82,794)	$(49,281)

Net loss per share:
Basic and diluted	$(0.53)	$(0.18)	$(0.86)	$(0.56)

Weighted-average shares used to compute net loss per share:
Basic and diluted	96,816	92,504	96,307	88,565

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of Net Loss to Non-GAAP Net Loss:
Net loss	$(51,136)	$(16,697)	$(82,794)	$(49,281)
Stock-based compensation	1,808	2,879	5,930	5,507
Amortization of acquired intangible assets	1,343	1,426	2,686	2,852
Severance and restructuring charges	2,151	—	4,350	—
Loss on extinguishment of debt	28,955	—	28,955
Tax effect of excluded items	(7,974)	(1,091)	(10,230)	(2,123)
Non-GAAP net loss	$(24,853)	$(13,483)	$(51,103)	$(43,045)
Non-GAAP net loss margin	(42.8)%	(19.0)%	(49.5)%	(31.8)%

Reconciliation of Diluted Net Loss Per Share to Non-GAAP Diluted Net Loss Per Share:
Diluted net loss per share	$(0.53)	$(0.18)	$(0.86)	$(0.56)
Non-GAAP adjustments to net loss	0.27	0.03	0.33	0.07
Non-GAAP diluted net loss per share	$(0.26)	$(0.15)	$(0.53)	$(0.49)
Weighted-average shares used in computing diluted net loss per share	96,816	92,504	96,307	88,565

Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(51,136)	$(16,697)	$(82,794)	$(49,281)
Stock-based compensation	1,808	2,879	5,930	5,507
Amortization of acquired intangible assets	1,343	1,426	2,686	2,852
Severance and restructuring charges	2,151	—	4,350	—
Depreciation and amortization	1,509	2,099	3,052	4,288
Loss on extinguishment of debt	28,955	—	28,955	—
Other expense	3,866	2,569	8,234	6,478
Provision for (benefit from) income taxes	1,160	(4,020)	1,308	6,332
Adjusted EBITDA	(10,344)	(11,744)	(28,279)	(23,824)
Adjusted EBITDA margin	(17.8)%	(16.6)%	(27.4)%	(17.6)%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow:
Net cash provided by (used in) operating activities	$4,358	$(8,487)	$(3,992)	$9,610
Purchases of property and equipment and software licenses	(397)	(1,144)	(1,076)	$(2,110)
Free cash flow	$3,961	$(9,631)	$(5,068)	$7,500

Summary of Stock-Based Compensation Expense:
Cost of revenue	$11	$26	$37	$61
Research and development	552	694	1,252	1,289
Selling, general and administrative	1,245	2,159	4,641	4,157
Total	$1,808	$2,879	$5,930	$5,507

Summary of Revenue:
Product revenue:
Access devices	26,984	35,005	51,892	66,753
Cable	18,727	16,102	25,645	35,875
Cloud	276	8,034	3,699	9,058
Product revenue	$45,987	$59,141	$81,236	$111,686
Service revenue:
Access devices	1,233	1,869	2,079	3,630
Cable	8,766	9,097	17,182	17,953
Cloud	2,017	729	2,803	1,966
Service revenue	$12,016	$11,695	$22,064	$23,549
Total revenue	$58,003	$70,836	$103,300	$135,235

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$64,265	$126,312
Accounts receivable, net	47,400	74,484
Inventory	84,085	81,795
Prepaid expenses and other current assets	4,927	2,836
Prepaid income taxes	3,421	6,352
Total current assets	204,098	291,779
Property and equipment, net	17,601	19,518
Right-of-use assets	4,220	5,199
Goodwill	50,177	50,177
Intangible assets, net	22,833	25,759
Other assets	5,018	5,862
Total assets	$303,947	$398,294
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$21,560	$29,283
Accrued expenses and other current liabilities	35,575	31,825
Warrant liability, current portion	15,232	—
Accrued income taxes	1,067	4,298
Deferred revenue	53,598	31,305
Lease liability	1,715	2,040
Current portion of long-term debt, net of unamortized debt issuance costs	6,349	225,161
Total current liabilities	135,096	323,912
Accrued income taxes, net of current portion	6,426	6,640
Deferred tax liabilities	1,414	1,490
Deferred revenue, net of current portion	4,599	5,529
Long-term debt, net of current portion	171,918	—
Warrant liability, net of current portion	5,073	—
Lease liability, long-term	2,741	3,416
Other liabilities, net of current portion	7,768	7,906
Total liabilities	335,035	348,893

Stockholders’ (deficit) equity:
Common stock	101	98
Treasury stock	(14,837)	(14,837)
Additional paid-in capital	247,609	244,675
Accumulated other comprehensive loss	(2,937)	(2,305)
Accumulated deficit	(261,024)	(178,230)
Total stockholders’ (deficit) equity	(31,088)	49,401
Total liabilities and stockholders’ (deficit) equity	$303,947	$398,294

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2023	2022
Operating activities:
Net loss	$(82,794)	$(49,281)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	5,739	7,140
Stock-based compensation	5,930	5,507
Deferred income taxes	(77)	(2,210)
Change in provision for doubtful accounts	(487)	152
Change in provision for excess and obsolete inventory	2,934	4,230
Gain on disposal of assets	12	—
Non-cash lease expense	1,138	—
Loss on extinguishment of debt	28,822	—
Changes in operating assets and liabilities:
Accounts receivable	27,155	17,585
Inventory	(5,251)	2,249
Prepaid expenses and other assets	(2,746)	1,226
Prepaid income taxes	2,943	21,441
Accounts payable	(6,549)	(13,865)
Accrued expenses and other current liabilities	2,352	(11,375)
Operating lease liability	(1,055)	—
Accrued income taxes	(3,440)	3,839
Deferred revenue	21,382	22,972
Net cash (used in) provided by operating activities	(3,992)	9,610
Investing activities:
Purchases of property and equipment	(984)	(1,597)
Purchases of software licenses	(92)	(513)
Net cash used in investing activities	(1,076)	(2,110)
Financing activities:
Principal repayments of debt	(41,988)	(1,500)
Payments for debt issuance costs	(13,279)	—
Proceeds from exercise of stock options	2	254
Employee taxes paid related to net share settlement of equity awards	(2,995)	(1,628)
Proceeds from sale of common stock, net of issuance costs	—	39,370
Payments of dividends and equitable adjustments	—	(1)
Repurchases of common stock	—	(1,192)
Net cash (used in) provided by financing activities	(58,260)	35,303
Effect of exchange rate changes on cash and cash equivalents	(207)	(1,671)
Net (decrease) increase in cash, cash equivalents and restricted cash	(63,535)	41,132
Cash, cash equivalents and restricted cash at beginning of period	129,425	157,804
Cash, cash equivalents and restricted cash at end of period	$65,890	$198,936
Supplemental disclosures of cash flow information:
Cash paid for interest	$9,114	$6,999
Cash paid for income taxes	$4,129	$7,511
Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$20	$469